Exhibit 10.120

FIFTH AMENDMENT TO SUPPLY AGREEMENT

FOR BULK NARCOTICS RAW MATERIALS

THIS FIFTH AMENDMENT TO SUPPY AGREEMENT FOR BULK NARCOTICS RAW MATERIALS, originally made and entered into effective as of July 1, 1998 and amended on July 1, 2000, on July 1, 2006, on June 30, 2011 and again on July 31, 2011 (“SUPPLY AGREEMENT”), by and between ENDO PHARMACEUTICALS INC. (“BUYER”) and MALLINCKRODT LLC (“SELLER”), is made and entered between BUYER and SELLER effective on and as of August 31, 2011.

WHEREAS, the parties desire to amend the aforementioned SUPPLY AGREEMENT for the fifth time in certain respects,

NOW, THEREFORE, the parties hereto agree as follows:

1.	The text of Section 4 of the SUPPLY AGREEMENT, as it has been previously amended, shall be deleted in its entirety and replaced with the following:

“This Agreement shall commence on July 1, 1998, shall continue in effect until September 30, 2013, and shall automatically be renewed thereafter for successive one (1) year periods unless either party shall provide written notice to the other party of its intent to terminate at least twenty four (24) months prior to the end of the term which such notice indicates shall be the final term of this Agreement.”

2.	Except as expressly amended herein, all of the other terms of the SUPPLY AGREEMENT, as amended, shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDMENT TO SUPPLY AGREEMENT FOR BULK NARCOTICS RAW MATERIALS effective as of the day and year first above written.

MALLINCKRODT LLC		ENDO PHARMACEUTICALS INC.

By:	/s/ NICK LITZSINGER	By:	/s/ JILL CONNELL

Title:	Global Director Bulk Narcotics	Title:	VP Generics Sourcing